                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [X] Preliminary Proxy Statement
                                                 [ ] Confidential, For Use of
                                                     the Commission only (as
                                                     permitted by Rule
                                                     14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              UNITRODE CORPORATION
--------------------------------------------------------------------------------
             (Name of Each Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

                               [UNITRODE LOGO]

                             UNITRODE CORPORATION

                           ------------------------

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           ------------------------
                                                              September 29, 1997

To The Stockholders:

     A Special Meeting of Stockholders of Unitrode Corporation, a Maryland corporation (the "Corporation"), will be held on Monday, September 29, 1997 at 11:00 a.m. at the principal offices of the Corporation, 7 Continental Boulevard, Merrimack, New Hampshire to consider and vote upon:

          1. A proposal to amend the charter of the Corporation to increase the total number of shares that the Corporation has authority to issue from 31,000,000 shares to 61,000,000 shares and the number of authorized shares of Common Stock, $.20 par value per share ("Common Stock"), from 30,000,000 shares to 60,000,000 shares in order to permit, among other things, a two-for-one stock split in the form of a dividend of one additional share of Common Stock for each outstanding share of Common Stock.

          2. A proposal to decrease the par value of the Common Stock from $.20 per share to $.01 per share and of the Preferred Stock from $1.00 per share to $.01 per share.

          3. Such other business as may properly come before the meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on August 25, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting.

     IN ORDER THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING IN CASE YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE. NO POSTAGE NEEDS TO BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By order of the Board of Directors,

                                          ALLAN R. CAMPBELL
                                          Senior Vice President,
                                          General Counsel and Secretary

7 Continental Boulevard
Merrimack, New Hampshire 03054
August   , 1997

                              UNITRODE CORPORATION
                            7 CONTINENTAL BOULEVARD
                         MERRIMACK, NEW HAMPSHIRE 03054

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 29, 1997

     This Proxy Statement and the enclosed form of proxy are being furnished to stockholders of Unitrode Corporation, a Maryland corporation (the "Corporation"), in connection with the solicitation by the Board of Directors of proxies to be used at a Special Meeting of Stockholders of the Corporation to be held Monday, September 29, 1997 at the time and place set forth in the accompanying Notice of Special Meeting of Stockholders and at any postponement or adjournment thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the Special Meeting, by delivering a later-dated proxy or by delivering a written revocation to the Secretary of the Corporation at any time before the proxy is exercised. This Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about
August   , 1997.

     The Corporation will bear the cost of solicitation of proxies. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of the Corporation, personally or by telephone, and the Corporation may reimburse brokerage firms, banks, custodians, nominees and their fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. In addition, the Corporation has retained Georgeson & Co. to assist in the solicitation of proxies. The fees of Georgeson & Co. are expected to aggregate approximately $7,000 plus reimbursement for out-of-pocket expenses.

                         RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on August 25, 1997 are entitled to vote at the Special Meeting. On that date, there were shares of Common Stock, $.20 par value per share ("Common Stock"), outstanding, each of which is entitled to one vote.

     The presence at the Special Meeting in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for the conduct of business. Shares represented by a duly executed and delivered proxy will be voted as directed by the stockholder on the reverse side of the proxy. If no direction is given, such shares will be voted FOR Proposal 1 and FOR Proposal 2, as more fully described in this Proxy Statement, and in accordance with the discretion of the persons named as proxies on any other matter properly coming before the meeting. Unless otherwise indicated, proxies marked "abstain" as to any matter will be treated as present for purposes of determining a quorum for the meeting, but will not be counted as voting on the matter as to which abstention is indicated. If a broker or other nominee indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will be treated as present and entitled to vote for purposes of determining the presence of a quorum.

               SECURITY OWNERSHIP OF PRINCIPAL BENEFICIAL OWNERS

     The following information is furnished as of August 25, 1997 with respect to those persons known to the Corporation who may be deemed to be beneficial owners of more than five percent of the outstanding shares of Common Stock. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed below.

                      NAME AND ADDRESS OF                          AMOUNT AND NATURE OF    PERCENT
                        BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP    OF CLASS
----------------------------------------------------------------   ---------------------   --------
Oppenheimer Group, Inc. ........................................     1,127,500 shares(1)         %
  Oppenheimer Tower
  World Financial Center
  New York, NY 10251
United States Trust Company of New York.........................     1,013,204 shares(2)         %
  114 West 47th Street
  New York, NY 10036-1532
FMR Corp. ......................................................       776,500 shares(3)         %
  82 Devonshire Street
  Boston, MA 82109-3614
Trimark Financial Corporation, Inc. ............................       617,600 shares(4)         %
  One First Canadian Place
  Suite 5600, P.O. Box 487
  Toronto, Ontario M5X 1E5

---------------
(1) Based upon a Schedule 13F filed with the Securities and Exchange Commission by Oppenheimer Group, Inc. on behalf of certain subsidiary companies of Oppenheimer Group, Inc., and/or certain investment advisory clients or discretionary accounts of such subsidiaries, which states that as of March 31, 1997, such entities had shared voting and disposition powers with respect to these shares.

(2) Based upon a Schedule 13F filed with the Securities and Exchange Commission, which states that as of June 30, 1997, U.S. Trust Company had shared voting and disposition power with respect to these shares via either a trust/fiduciary capacity and/or a portfolio management/agency relationship.

(3) Based upon a Schedule 13F filed with the Securities and Exchange Commission, which states that as of March 31, 1997, FMR Corp. had sole voting and disposition power with respect to all the shares listed.

(4) Based upon a Schedule 13F filed with the Securities and Exchange Commission, which states that as of March 31, 1997, Trimark Financial Corporation, Inc. is the 100% owner of Trimark Investment Management, Inc., which has voting and disposition power with respect to these shares in its role as the trustee and manager of the assets of certain Trimark mutual funds.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as of August 25, 1997 with respect to shares of Common Stock beneficially owned by each director and each executive officer. Unless otherwise indicated, the individuals named had sole voting and investment power over the shares listed.

                                                                                          PERCENT OF
                                                                       SHARES            OUTSTANDING
                            NAME                                BENEFICIALLY OWNED(1)    COMMON STOCK
-------------------------------------------------------------   ---------------------    ------------
Peter A. Brooke..............................................           22,582              *
Edward H. Browder............................................           36,000              *
Robert L. Gable..............................................          223,000                   %
Kenneth Hecht................................................           78,020              *
Louis E. Lataif..............................................            6,000              *
James T. Vanderslice.........................................            4,000              *
Allan R. Campbell............................................          119,000              *
S. Kelley MacDonald..........................................           42,014              *
Patrick J. Moquin............................................           17,500              *
Cosmo S. Trapani.............................................           92,000              *
All directors and executive officers as a group (
  persons)...................................................          640,116                   %

---------------
 * Percentage is less than 1% of the total number of outstanding shares of Common Stock of the Corporation.

(1) Includes shares subject to options exercisable within 60 days from August 25, 1997 for the purchase of the following numbers of shares: Mr. Brooke, 16,000 shares; Mr. Browder, 35,000 shares; Mr. Gable, 102,000 shares; Mr. Hecht, 16,000 shares; Mr. Lataif, 4,000 shares; Dr. Vanderslice, 4,000 shares; Mr. Campbell, 67,500 shares; Ms. MacDonald, 33,500 shares; Mr. Moquin, 17,500 shares; and Mr. Trapani, 37,500 shares.

(2) Includes 6,000 shares in the case of Mr. Gable; 2,000 shares in the case of Mr. Campbell; 2,000 shares in the case of Ms. MacDonald; and 2,000 shares in the case of Mr. Trapani which are subject to reconveyance or forfeiture.

(3) Includes 500 shares held by Mr. Campbell's spouse, as to which Mr. Campbell disclaims beneficial ownership.

                                   PROPOSAL 1

             INCREASE IN TOTAL NUMBER OF AUTHORIZED SHARES OF STOCK
                AND NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     On August 5, 1997, the Board of Directors adopted a resolution declaring it advisable to amend the charter of the Corporation (the "Charter") to increase the number of shares of stock that the Corporation has the authority to issue to an aggregate of 61,000,000 shares, of which 60,000,000 shares would be Common Stock and 1,000,000 shares would continue to be Preferred Stock, $1.00 par value per share ("Preferred Stock"). The proposed revised first sentence of Article FOURTH of the Charter is set forth as Exhibit A to this Proxy Statement. (The par value figures in Exhibit A assume that Proposal 2 is approved.) The Board of Directors directed that the proposed charter amendment be submitted for consideration by the stockholders at the Special Meeting.

     On August 5, 1997, the Board of Directors also adopted a resolution authorizing and declaring, subject to approval by the stockholders of the proposed charter amendment, a two-for-one stock split (the "Stock Split") to be effected by the payment on or about October 13, 1997, of a stock dividend of one share of Common Stock on each share of Common Stock outstanding at the close of business on October 6, 1997, the record date for determining stockholders entitled to receive the stock dividend (the "Stock Split record date").

     The Charter currently authorizes the Corporation to issue up to 31,000,000 shares, consisting of 30,000,000 shares of Common Stock, $.20 par value per share, and 1,000,000 shares of Preferred Stock, $1.00 par value per share. As of
August   , 1997, the Corporation had        shares of Common Stock and no shares
of Preferred Stock outstanding. In addition, as of the same date, approximately shares of Common Stock were reserved for issuance as follows:
Approximately        shares were reserved for issuance under the Unitrode
Corporation 1972 Stock Option Plan; approximately        shares were reserved
for issuance under the Unitrode Corporation 1983 Stock Option Plan;
approximately        shares were reserved for issuance under the Unitrode
Corporation Amended and Restated 1986 Non-Employee Director Stock Option Plan;
and approximately        shares were reserved for issuance under the Unitrode
Corporation 1992 Employee Stock Option Plan.

     The Board of Directors believes that the proposed two-for-one split of the issued Common Stock will result in a market price that should be more attractive to a broader spectrum of investors and therefore should benefit both the Corporation and its stockholders. The issuance of shares resulting from the split will be on a pro-rata basis and will not reduce the stockholders' proportionate interests in the Common Stock. In addition, as a result of the Stock Split, the number of shares of Common Stock issuable under the benefit and compensation plans referred to above will be adjusted accordingly. The increase in authorized shares of Common Stock will not affect the present ratio of authorized but unissued shares of Common Stock to issued shares of Common Stock, thus maintaining the same relative degree of flexibility for the Corporation in meeting future opportunities and requirements for issuing shares of Common Stock.

     The Board of Directors further believes that if the Stock Split is implemented without an increase in the number of authorized shares of Common Stock, the Corporation will not have a sufficient number of authorized but unissued shares of Common Stock in order to give it the flexibility to respond to various opportunities and other events. Accordingly, the Board of Directors has determined that the Stock Split should be contingent upon an amendment to the Charter increasing the number of authorized shares of Common Stock from 30,000,000 shares to 60,000,000 shares.

     Increasing the number of authorized shares of stock to a number that provides for a substantial number of additional authorized but unissued shares of stock is a common occurrence among publicly held companies. The authorized shares of Common Stock in excess of those outstanding after the Stock Split will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Corporation's stockholders, except as may be required by applicable laws or regulations, including stock exchange rules. These purposes may include additional stock dividends, stock splits, retirement of indebtedness, employee benefit programs, corporate business combinations, acquisitions of property, funding of product programs or businesses, issuance of securities convertible into Common Stock or other corporate purposes. The Board does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of the Corporation.

     Because the holders of the Common Stock do not have preemptive rights, the issuance of Common Stock (other than on a pro-rata basis to all current stockholders) would reduce the current stockholders' proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases. Any future issuance of Common Stock will be subject to the rights of holders of any outstanding shares of Preferred Stock that the Corporation may issue in the future.

     The additional shares of Common Stock that would become available for issuance if the proposed charter amendment were adopted could also be used by the Corporation to delay, defer or prevent a change of control of the Corporation or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest. For example, in the event of a hostile attempt to take over control of the Corporation, the Corporation could issue additional shares of the Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Corporation. The Board of Directors is not aware of any attempt to take control of the Corporation and the Board of Directors has not presented this proposal with the intent that it be utilized as an anti-takeover device. The proposed charter amendment does not alter the Corporation's existing power to issue up to 1,000,000 shares of Preferred Stock.

     Each new share of Common Stock authorized under Proposal 1 will include one right, which, when exercisable upon the occurrence of certain events, entitles the registered holder to certain rights under a Rights Agreement between the Corporation and the First National Bank of Boston, dated as of May 2, 1990, which could delay, defer or prevent an unsolicited proposal to change the control of the Corporation.

     If the proposed charter amendment is approved by the stockholders, the Corporation will apply to the New York Stock Exchange ("NYSE") for the listing of the additional shares that would be issued as a result of the Stock Split. Provided the listing application is approved by the NYSE, the Stock Split would be accomplished by mailing to each stockholder of record as of the close of business on the Stock Split record date a certificate representing one additional share of Common Stock for each share of Common Stock held by the stockholder on that date.

     PRESENT CERTIFICATES WILL CONTINUE TO REPRESENT THE NUMBER OF SHARES INDICATED AND WILL NOT BE EXCHANGED FOR NEW CERTIFICATES. PRESENT CERTIFICATES SHOULD NOT BE RETURNED TO THE CORPORATION OR ITS TRANSFER AGENT IN CONNECTION WITH THE STOCK SPLIT.

     Under United States federal income tax laws, the receipt of additional shares of Common Stock as a result of the Stock Split will not constitute taxable income to the stockholders; the cost or other tax basis to a stockholder of each share held immediately prior to the split will be divided equally between the corresponding two shares held immediately after the split; and the holding period for each of the two shares will include the period for which the corresponding share was held before the Stock Split record date. The laws of jurisdictions other than the United States may impose income taxes on the receipt by a stockholder of additional shares of Common Stock resulting from the Stock Split; stockholders subject to such laws are urged to consult their tax advisors.

     Assuming transactions of an equivalent dollar amount, brokerage commissions on purchases and sales of the Common Stock after the Stock Split and transfer taxes, if any, may be somewhat higher than before the split, depending on the specific number of shares involved.

     As noted above, the Stock Split is contingent on stockholder approval of the proposed charter amendment, but stockholders are not being asked to vote on the Stock Split.

     Approval of Proposal 1 is not contingent upon approval of Proposal 2.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE CHARTER TO INCREASE THE TOTAL NUMBER OF SHARES OF STOCK AND THE NUMBER OF SHARES OF COMMON STOCK THAT UNITRODE IS AUTHORIZED TO ISSUE. Proxies will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of holders of two-thirds of the outstanding shares of Common Stock is required for approval of this proposal. Accordingly, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against the proposal. If this proposal is approved by the stockholders, it will become effective upon the acceptance of Articles of Amendment for record by the State Department of Assessments and Taxation of Maryland, which will occur as soon as reasonably practicable after approval.

                                   PROPOSAL 2

              DECREASE IN PAR VALUE OF COMMON AND PREFERRED STOCK

     On August 5, 1997, the Board of Directors adopted a resolution declaring it advisable to amend the Charter to decrease the par value of each share of Common Stock from $.20 per share to $.01 per share and of each share of Preferred Stock from $1.00 per share to $.01 per share.

     Under the laws of the State of Maryland, where the Corporation is incorporated, par value per share has no substantive legal significance other than in connection with the calculation of fees for filing certain charter documents. By decreasing the par value per share of Common Stock from $.20 to $.01 and of Preferred Stock from $1.00 to $.01, the Corporation will realize a small savings in such fees in the future. In addition, if Proposal 1 is approved and the Stock Split is implemented, it would be necessary for the Company to move approximately
$       on its balance sheet from Retained Earnings to Common Stock, an amount equal to the par value per share, currently $.20, multiplied by the number of additional shares being issued. The Board of Directors believes that complying with this accounting requirement would artificially reduce the amount of Retained Earnings disclosed by the Corporation with no corresponding benefit. If Proposals 1 and 2 are approved and the Stock Split is implemented, only
approximately $       will be required to be moved from Retained Earnings to
Common Stock on the Corporation's balance sheet. Neither the decrease in par value nor the Stock Split will have any effect on total Stockholders' Equity as shown on the balance sheet.

     The Board of Directors believes that reducing par value to $.01 per share is consistent with the action of many other publicly held corporations and will have no material effect on the business of the Corporation.

     Approval of Proposal 2 is not contingent upon approval of Proposal 1.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AMEND THE CHARTER TO DECREASE THE PAR VALUE OF COMMON STOCK FROM $.20 TO $.01 PER SHARE AND OF PREFERRED STOCK FROM $1.00 TO $.01 PER SHARE. Proxies will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of holders of two-thirds of the outstanding shares of Common Stock is required for approval of this proposal. Accordingly, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as votes against the proposal. If this proposal is approved by the stockholders, it will become effective upon the acceptance of Articles of Amendment for record by the State Department of Assessments and Taxation of Maryland, which will occur as soon as reasonably practicable after approval.

                             STOCKHOLDER PROPOSALS

     Under regulations adopted by the Securities and Exchange Commission, stockholder proposals must be submitted to the Secretary of the Corporation no later than December 27, 1997, in order to be considered for inclusion in the proxy materials for the Corporation's annual meeting to be held in 1998. The inclusion of any such proposal will be subject to applicable rules of the Securities and Exchange Commission.

                                 OTHER MATTERS

     Management knows of no other matter which may properly be and is likely to be brought before the meeting. Under the Corporation's Bylaws, no business may be conducted at a special meeting of stockholders unless it is included in the Corporation's notice of the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their discretion. Stockholders may be asked to vote upon a motion to adjourn the Special Meeting to a later time for the purpose, among others, of allowing additional time for solicitation of additional votes to approve either or both proposals.

                                          By order of the Board of Directors

                                          ALLAN R. CAMPBELL
                                          Senior Vice President,
                                          General Counsel and Secretary

Merrimack, New Hampshire
August   , 1997

                                                                       EXHIBIT A

                      PROPOSED AMENDMENT TO FIRST SENTENCE
                 OF ARTICLE FOURTH OF THE CORPORATION'S CHARTER

     The first sentence of Article FOURTH of the Corporation's Charter is hereby amended to read in its entirety as follows:

          "FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue is 61,000,000 shares, divided into 1,000,000 shares of Preferred Stock, with a par value of $.01 each, and 60,000,000 shares of Common Stock, with a par value of $.01 each."

                                  DETACH HERE

-----------------------------------------------------------------------------


                        UNITRODE CORPORATION
        SPECIAL MEETING OF STOCKHOLDERS - SEPTEMBER 29, 1997
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P      The undersigned stockholder of Unitrode Corporation, a Maryland corporation (the "Company"), revoking all prior proxies, hereby appoints
R Robert L. Gable and Allan R. Campbell, or either of them, to represent the undersigned, with full power of substitution in each of them, at a Special
O Meeting of Stockholders of the Company to be held on Monday, September 29, 1997, at Merrimack, New Hampshire and at any postponement or adjournment
X thereof (the "Meeting"), to vote in the name and place of the undersigned, with all the powers which the undersigned would possess if personally
Y present, all shares of stock of the Company standing in the name of the undersigned upon the matters listed on the reverse side hereof, and in their discretion upon any other matters which may properly come before the Meeting. This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement.

        (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                                 ---------------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                 ---------------

                                    UNITRODE





--------------------------------------------------------------------------------

[X]   PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1 AND 2 SET FORTH BELOW, IN EACH CASE AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.


1. Approval of amendment to                   FOR       AGAINST     ABSTAIN
   charter increasing the total               [ ]         [ ]         [ ]
   number of authorized shares
   of stock to 61,000,000 and the
   number of authorized shares of
   Common Stock to 60,000,000


2. Approval of amendment to                   FOR       AGAINST     ABSTAIN
   charter decreasing the par                 [ ]         [ ]         [ ]
   value of the Common Stock and
   the Preferred Stock to $.01
   per share

                                                                MARK HERE FOR
                                                                ADDRESS CHANGE
                                                                AND NOTE AT LEFT

                                                                         [ ]

                                        PLEASE MARK, SIGN, DATE AND RETURN THIS
                                        PROXY PROMPTLY, USING THE ENCLOSED
                                        ENVELOPE.

                                        Please sign exactly as your name
                                        appears.  If acting as an attorney,
                                        executor, trustee or in another
                                        representative capacity, sign name and
                                        title.


Signature:                     Date:                 Signature:                                  Date:
           --------------------     ---------------            --------------------------------       -----------------